Exhibit 99.2

SPECTRUM GLOBAL SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 27, 2018, the Spectrum Global Solutions, Inc. (“Company” or “Spectrum”) completed the acquisition of ADEX Corp., ADEX Puerto Rico, LLC and ADEXCOMM (the “Acquisition”). Pursuant to the terms of the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of February 6, 2018, and previously disclosed by the Company in its Current Report on Form 8-K filed on February 12, 2018, the Company purchased from InterCloud all of the issued and outstanding capital stock and membership interests of ADEX Corp., ADEX Puerto Rico, LLC and ADEXCOMM (collectively, “ADEX”).

The following unaudited pro forma condensed combined financial statements of the combined company (the “pro forma financial statements”) includes the unaudited pro forma condensed combined balance sheet as of December 31, 2017, (the “pro forma balance sheet”), the unaudited pro forma condensed combined statement of operations for the period ended December 31, 2017 (the “pro forma statement of operations”), and the Company’s unaudited twelve month statement of operations combined with the audited twelve month statement of operations for ADEX, as adjusted to give effect to the Company’s acquisition of ADEX and the related financing transaction.

The pro forma balance sheet combines the historical condensed consolidated balance sheet of the Company as of December 31, 2017, and the historical condensed combined balance sheet of ADEX as of December 31, 2017, giving effect to the acquisition as if it had been consummated on December 31, 2017. The twelve month pro forma statement of operations combines the historical consolidated statement of operations of the Company for the year ended December 31, 2017 and the historical condensed combined statement of operations of ADEX for the 12 months ended December 31, 2017, each giving effect to the acquisition as if it had been consummated on January 1, 2017, the first day of the Company’s fiscal year ended December 31, 2017.

The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined company would have reported had the acquisition been completed as of the dates set forth in the pro forma financial statements, and should not be taken as being indicative of the combined company’s future consolidated results of operations or financial position.

The assumptions and estimates underlying the unaudited adjustments to the pro forma financial statements are described in the accompanying notes, which should be read together with the pro forma financial statements.

The pro forma financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and ADEX’ historical information included herein.

Spectrum Global Solutuons, Inc

Unaudited Proforma Combined Condensed Balance Sheets

As of December 31, 2017

	Spectrum Global Solutions	ADEX	Proforma adjustments acquisitions		Proforma Combined
Assets
Current assets
Cash	$28,893	$305,263	$(215,250)	(c)	$991,942
			$1,117,750	(d)
			$2,394,109	( e)
			$(2,500,000)	(f)
			$(138,823)	(g)
Accounts receivable	1,473,377	5,597,021	-		7,070,398
Prepaids expenses and deposits	41,063	269	-		41,332
Total current assets	1,543,333	5,902,553	657,786		8,103,672

Property, plant & equipment, net	61,159	5,672	-		66,831
Goodwill	1,503,633	-	331,233	(m)	1,834,866
Customer lists, net	836,279	759,643	(623,643)	(h)	972,279
Tradenames, net	533,005	594,000	37,000	(h)	1,164,005
Other assets	27,931	8,200	-		36,131
Due from related party	-	5,213,526	(5,213,526)	(p)	-

Total assets	$4,505,340	$12,483,594	$(4,811,150)		$12,177,784

Liabilities and stockholders equty (deficit)
Current liabilities
Accounts payable and accrued expenses	$2,368,652	$2,479,296	$-		$4,847,948
Due to related parties	159,782		-		159,782
Loans payable	363,081	-	1,152,500	(d)	1,515,581
Income taxes payable	-	185,249	-		185,249
Loans payable to related parties	148,858	-	-		148,858
Convertible debentures, net	1,913,224		1,663,000	(a)	3,437,401
			(138,823)	(g)
Factor financing	-	-	2,394,109	(f)	2,394,109
Detivative liability	4,749,712	-	337,000	(a)	5,086,712
Contingent liability	793,893	-	500,000	(b)	1,293,893
Series A Preferred stock liability	435,138				435,138

Total current liabilities	10,932,340	2,664,545	5,907,786		19,504,671

Deferred income taxes	-	517,768	(517,768)	(q)	-

Total liabilities	10,932,340	3,182,313	5,390,018		19,504,671

Stockholder’sequity (deficit)
Series A Preferred Stock	-	-	-		-
Common stock	21	2,000	(2,000)	(o)	21
Additional paid in capital	15,909,612	778,869	(778,869)	(o)	15,909,612
Common stock subscribed	74,742				74,742
Retained earnings(accumulated deficit)	(22,322,725)	7,043,398	(215,250)	( c)	(22,537,975)
			(7,043,398)	( o)

Total stockholder’s equity (deficit)	(6,338,350)	7,824,267	(8,039,517)		(6,553,600)

Non-controlling interest	(88,650)	1,477,014	(1,477,014)	(n)	(773,287)
			(1,202,405)	(n)
			517,768	(q)

Total stockholder’s equity (deficit)	(6,427,000)	9,301,281	(10,201,168)		(7,326,887)

Total liabilities, non controlling interest and stockholders equity (deficit)	$4,505,340	$12,483,594	$(4,811,150)		$12,177,784

Spectrum Global Solutions, Inc.

Unaudited Proforma Combined Condensed Statement of Operations

For the twelve months ended December 31, 2017

	Spectrum Global Solutions, Inc	ADEX	Proforma		Proforma
	(unaudited)	(Historical)	Adjustments		Combined
Revenue	$10,775,456	$21,260,553	$-		$32,036,009

Operating expenses
Cost of revenues	9,411,553	18,025,180			18,025,180
Depreciation and amortization	261,514	210,321	(151,596)	(h)	320,239
Salaries and wages	4,947,186	2,082,619	-		7,029,805
Goodwill impairment charge	-	1,257,717	-		1,257,717
Intangible asset impairment charge	-	5,803,871	-		5,803,871
Selling, general and administrative	2,226,691	1,124,000	-		3,350,691

Total operating expenses	16,846,944	28,503,708	(151,596)		35,787,503

Income (loss) from operations	(6,071,488)	(7,243,155)	151,596		(3,751,494)

Other income (expenses)
Changes in fair value of derivative	(4,529,795)	-	-		(4,529,795)
Interest expense	(418,849)	-	(120,000)	(i)	(1,207,287)
			(430,940)	(j)
			(237,498)	(k)

Accretion of discounts on convettible debentures	(1,603,407)	-	(10,750)	(l)	(1,951,157)
			(337,000)	( r)
Gain on settlement of debt	3,960,048
Other loss	(105,547)
Loss on disposal of subsidiary	-	(2,201,236)	-		(2,201,236)

Total other income (expense)	(2,697,550)	(2,201,236)	(1,136,188)		(9,889,475)

Net Income (loss) before benefit for income taxes	(8,769,038)	(9,444,391)	(984,592)		(13,640,969)

Provision for income taxes	-	88,282	-		88,282

Net Income (loss)	(8,769,038)	(9,532,673)	(984,592)		(13,729,251)

Net loss attributable to non-controlling interest	-	(53,127)	-		(53,127)

Net income (loss) attributable to Spectrum Global Solutions, Inc. common shareholders	$(8,769,038)	$(9,585,800)	$(984,592)		$(13,782,378)

Net loss per share attributable to Spectrum Global Solutuons, Inc. common shareholders:
Basic and diluted	$(0.01)				$(0.05)

Weighted average number of shares outstanding used in the calculation of net loss attributable to Spectrum Global Solutions, Inc. per common share
Basic and diluted	277,629,106				277,629,106

1.	Basis of Presentation

Pursuant to the Stock Purchase Agreement (the “Agreement”) with InterCloud Systems, Inc. (“InterCloud”), a Delaware corporation InterCloud agreed to sell, and Spectrum agreed to purchase, all of the issued and outstanding capital stock and membership interests of ADEX Corp., ADEX Puerto Rico, LLC and ADEXCOMM (collectively, “ADEX”).

These unaudited pro forma condensed combined financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP) and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of the Company and ADEX.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of ADEX’ assets acquired and liabilities assumed.

These pro forma financial statements have been compiled from and include:

(a)	an unaudited pro forma balance sheet combining the audited balance sheet of the Company as at December 31, 2017, with the audited balance sheet of ADEX as at December 31, 2017, giving effect to the transaction as if it occurred on December 31, 2017.

(b)	an unaudited pro forma statement of operations combining the unaudited annual statement of operations of the Company for the twelve months ended December 31, 2017, with the audited statement of operations of ADEX for the twelve months ended December 31, 2017, giving effect to the transaction as if it occurred on January 1, 2017.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited consolidated financial statements of the Company for the twelve months ended December 31, 2017. Based on the review of the accounting policies of ADEX, it is the Company’s management’s opinion that there are no material accounting differences between the accounting policies of the Company and ADEX. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company’s accounting policies.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors, and could result in a change to the unaudited pro forma financial statements.

2.	Proposed Transactions

The purchase price paid by the Company for the Stock of ADEX includes the assumption of liabilities and contracts associated with ADEX, the issuance to InterCloud of a convertible promissory note in the aggregate principal amount of $2,000,000 (the “$2,000,000 Convertible Note”), a $500,000 escrow payment to be used in the event certain unknown liabilities are paid, or it will be paid to InterCloud and $2,500,000.

The interest on the outstanding principal due under the $2,000,000 Convertible Note accrues at a rate of 6% per annum. All principal and accrued interest under the $2,000,000 Convertible Note is due one year following the issue date of the $2,000,000 Convertible Note, and is convertible into shares of common stock at a conversion price equal to 75% of the lowest volume weighted average price during the 15 trading days immediately preceding the date of conversion, subject to adjustment upon the occurrence of certain events.

On February 27, 2018, the Company issued a senior secured promissory note in the aggregate principal amount of $1,152,500 (the “Senior Note”) for an aggregate purchase price of $1,117,750.

The Senior Note is to be repaid in thirty six equal payments of $36,125, for an effective interest rate of twelve percent.12%

The Company also entered into a Purchase and Sale Agreement (“Agreement”) for the accounts receivable of ADEX. The Agreement is for up to $5,000,000 (Five million dollars). The original amount purchased under the Agreement was $2,394,109. The effective interest rate under the Agreement is 18%.

3.	Purchase Price Allocation

The Company has performed a valuation analysis of the fair market value of ADEX’ assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

ADEX
Cash	$191,744
Accounts receivable	5,143,749
Other assets	6,800
Goodwill	331,223
Intangible assets
Customer list/relationships	136,000
Tradenames	631,000
Accounts payable	(136,684)
Accrued expenses	(1,627,116)
Other current liabilities	(12,916)

Total allocation of consideration	$4,663,800

This purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and pro forma statement of operations.

4.	Pro Forma Adjustments

The pro forma adjustments are based on the Company’s estimates and assumptions that are subject to change.

The pro forma financial statements incorporate the following pro forma adjustments:

(a)	Represents the issuance of the $2,000,000 Convertible Note payable in exchange for the Stock of ADEX. This adjustment also includes the fair value of the derivative liability associated with the note conversion feature of $337,000 which resulted in a discount to the note payable of $337,000 to $1,663,000.

(b)	Represents the $500,000 retainage for undisclosed liabilities.

(c)	Represents the payment of the estimated transaction costs of $215,250 related to the acquisition of ADEX.

(d)	Reflects the new $1,152,500 Secured Note for a net purchase price of $1,117,750.

(e)	Represents the $2,500,000 paid at closing.

(f)	Represents the $2,394,109 borrowed under the Agreement.

(g)	Represents repayment of $138,823 of Company debt

(h)	Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. As part of the valuation analysis, the Company identified intangible assets, including trade names, and customer relationships. The fair value of identifiable intangible assets is determined primarily using the “Relief from Royalty Method,” and the “Multiple Period Excess Earnings Method”.

The following table summarizes the estimated fair values of ADEX’ identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Amortization Expense for the Twelve Months Ended Decemer 31, 2017
Customer lists	$136,000	7	$19,428
Tradenames	631,000	20	31,548
	767,000		50,976

Historical amortization expense			202,572

Pro forma amortization expense adjustment			$(151,596)

(i)	Represents the net increase to interest expense resulting from interest on the $2,000,000 convertible note issued as partial consideration for the acquisition of ADEX.

(j)	Represents the net increase to interest expense resulting from interest on the $2,394,109 borrowed under the Agreement issued concurrently with the acquisition of ADEX. (k) Represents the net increase to interest expense resulting from interest on the $1,152,500 borrowed under the Secured Note issued concurrently with the acquisition of ADEX. (l) Represents the amortization of debt discount on the $1,152,500 borrowed under the Secured Note issued concurrently with the acquisition of ADEX

(m)	Reflects adjustment to record goodwill associated with the acquisition of $331,233 as described Note 3.

(n)	Reflects adjustment to remove ADEX’ historical non -controlling interest of $1,477,014 and record the estimated fair value of the non-controlling interest associated with the acquisition of ($1,167,655).

(o)	Represents the elimination of the historical equity of ADEX

(p)	Represents the elimination of related party receivables of ADEX.

(q)	Adjusts the deferred tax liabilities resulting from the acquisition. The estimated decrease in deferred tax liabilities to $0 stems primarily from the fair value adjustments for intangible assets based on an estimated tax rate of 34%. This decrease of deferred income tax balances is based on management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(r)	Represents the amortization of debt discount on the $2.000,000 borrowed under the Convertible Note issued concurrently with the acquisition of ADEX.

6.	Pro Forma Loss Per Share

The following table sets forth the computation of pro forma basic and diluted loss per share for the period ended December 31, 2017:

Period ended December 31, 2017
Numerator
Pro forma net loss for the period	$(13,782,378)

Denominator
Basic and diluted - weighted average number of shares outstanding	277,629,106

Pro- forma loss per share - basic and diluted	$(0.05)